EXHIBIT 99.1

Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc. to Pay Stock Dividends in Shares of Power3 Medical Products
Tuesday February 22, 8:01 am ET

First Dividend Payable on May 16, 2005, to Stockholders of Record on March 9, 2005

HOUSTON--(BUSINESS WIRE)--Feb. 22, 2005--Industrial Enterprises of America, Inc. (Pink Sheets: ILNP - News) announced today that the Company's Board of Directors has authorized the payment of a stock dividend to stockholders of record as of the close of business on March 9, 2005. Industrial Enterprises of America, Inc. Stockholders will receive one share of Power3 Medical Products, Inc. (OTCBB: PWRM - News) common stock for every 10 shares they own of Industrial Enterprises of America, payable on May 16, 2005.

The Company will pay a second, additional stock dividend of one share of Power3 common stock for every 10 shares of Industrial Enterprises of America to stockholders of record on May 9, 2005, payable on May 16, 2005. The Company currently owns 15,000,000 shares of common stock of Power3 Medical Products, making it one of Power3's largest shareholders. The current management of Industrial Enterprises of America has decided to declare this stock dividend in order to give back to the stockholders a portion of the consideration received by the Company in exchange for the assets sold to Power3 in May of 2004. Management plans to monetize the Company's remaining position in Power3 Medical through the future sale of the remaining shares in private transactions to inject capital into the Company.

Industrial Enterprises of America, Inc., a Nevada corporation, is headquartered in Houston, Texas. Industrial Enterprises is the parent company of EMC Packaging, Inc., a Delaware corporation that packages, markets and sells refrigerants. EMC Packaging has been in this business since 1974. Its products serve a variety of industries and its current clients include a number of Fortune 500 companies.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it cannot guarantee that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's products, including demand therefor, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the consequent results of operations given the aforementioned factors; and (iv) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as a merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff, 212-505-5976
 PressReleases@Za-Consulting.net